                                                                     EXHIBIT 1.1



                        BOREALIS TECHNOLOGY CORPORATION
                             4070 Silver Sage Drive
                           Carson City, Nevada 89701



                             UNDERWRITING AGREEMENT



                                                                __________, 1997



H.J. Meyers & Co., Inc.
1895 Mt. Hope Avenue
Rochester, New York 14620

Ladies and Gentlemen:

         BOREALIS TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), proposes to issue and sell pursuant to this Underwriting Agreement (the "Agreement"), an aggregate of 1,600,000 shares of Common Stock, $0.001 par value per share (the "Shares"), commencing on the effective date of the Registration Statement (the "Effective Date"). In addition, the Company proposes to grant the option referred to in Section 2(b) to purchase all or any part of an aggregate of 240,000 additional Shares.

         The aggregate of 1,600,000 Shares, together with all or any part of the 240,000 Shares which you have the option to purchase, are herein called the "Shares." The Common Stock of the Company to be outstanding after giving effect to the sale of the Shares (including the 240,000 Shares that the Underwriter has the option to purchase) is herein called the "Common Stock."

         You have advised the Company that you desire to purchase the Shares. The Company confirms the agreements made by it with respect to the purchase of the Shares by you, as follows:

         1.      Representations and Warranties of the Company.

                 The Company represents and warrants to, and agrees with you that:

                 (a) A registration statement (File No. 333-27299) on Form SB-2 relating to the public offering of the Shares, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission under the Act. "Preliminary Prospectus" shall mean each prospectus filed pursuant to Rule 430 of the Rules and Regulations. The registration statement (including all financial schedules and exhibits) as amended at the time it becomes effective and the final prospectus included therein are respectively referred to as the "Registration Statement" and the "Prospectus", except that (i) if the prospectus first filed by the Company pursuant to Rule 424(b) or Rule 430A of the Rules and Regulations or otherwise utilized and not required to be so filed shall differ from said prospectus as then amended, the term "Prospectus" shall mean the prospectus first filed pursuant to Rule 424(b) or Rule 430A or so utilized from and after the date on which it shall have been filed or utilized, and (ii) if such registration statement or prospectus is amended or such prospectus is supplemented, after the effective date of such registration statement and prior to the Option Closing Date (as defined in Section 2(b)), the term "Registration Statement" shall include such registration statement as so amended, and the term "Prospectus" shall include the prospectus as so amended or supplemented, or both, as the case may be.

                 (b) At the time the Registration Statement becomes effective and at all times subsequent thereto up to the Option Closing Date (as defined below), (i) the Registration Statement and Prospectus will in all material respects conform to the requirements of the Act and the Rules and Regulations; and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, however, that the Company makes no representations, warranties or agreements as to information contained in or omitted from the Registration Statement or Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of you specifically for use in the preparation thereof. It is understood that the statements set forth in the last paragraph on the cover page of the Prospectus, set forth in the Prospectus with respect to stabilization, the fourth and fifth paragraphs under the caption "Risk Factors -- Possible Illiquidity of Trading Market; Penny Stock; Pending SEC Investigation of Underwriter; Recently Settled NASD Investigation Regarding Underwriter," the material set forth under the heading "Underwriting" and the identity of counsel to you under the heading "Legal Matters" constitute the only information furnished in writing by you for inclusion in the Registration Statement and Prospectus, as the case may be.

                 (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where failure to so qualify is not reasonably likely to materially adversely affect the Company's business, properties or financial condition.

                 (d) The authorized capital stock of the Company as of the Effective Date was as set forth under "Capitalization" in the Prospectus. The shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. The Shares and Underwriter's Warrant conform in all material respects to all statements relating thereto contained in the Registration Statement and Prospectus.

                 (e) The Shares are duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights of any security holder of the Company. The certificates evidencing the Shares are and will be in valid and proper legal form. The Underwriter's Warrant (as defined in Section 12) will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Underwriter's Warrant and at the prices therein provided for. The shares of Common Stock have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Underwriter's Warrant and when the price is paid, shall be fully paid and non- assessable. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated in this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company, except as described in the Registration Statement.

                 (f) This Agreement and the Underwriter's Warrant have been duly and validly authorized, executed and delivered by the Company, and assuming due execution by the other party or parties hereto and thereto, constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the rights of creditors generally or by general equitable principles. The Company has full power and lawful authority to authorize, issue and sell the Shares to be sold by it hereunder on the terms and conditions set forth herein, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Shares or the Underwriter's Warrant, except such as may be required under the Act or state securities laws.

                 (g) Except as described in the Prospectus, the Company is not in material violation, breach or default of or under, and consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement and the Underwriter's Warrant will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject, which would have a material adverse effect on the business, properties or financial condition of the Company, nor will such action result in any violation of the provisions of the certificate of incorporation or the By-laws of the Company, as amended, or any statute or any order, rule or regulation applicable to the Company of any court or of any regulatory authority or other governmental body having jurisdiction over the Company, which would have a material adverse effect on the business, properties or financial condition of the Company.

                 (h) The Company owns no real property and, subject to the qualifications stated in the Prospectus, the Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to its business; all of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee as described in the Prospectus are in full force and effect, and, except as described in the Prospectus, the Company is not in default in any respect with respect to any of the terms or provisions of any of such leases or subleases which would have a material adverse effect on the business, properties or financial condition of the Company, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease except as described or referred to in the Prospectus, which would have a material adverse effect on the business properties or financial condition of the Company; and the Company owns or leases all such properties described in the Prospectus as are necessary to its operations as now conducted and, except as otherwise stated in the Prospectus, as proposed to be conducted as set forth in the Prospectus.

                 (i) Ernst & Young LLP, who have given their report on certain financial statements filed and to be filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are with respect to the Company independent public accountants as required by the Act and the Rules and Regulations.

                 (j) The financial statements and schedules, together with related notes, set forth in the Prospectus or the Registration Statement present fairly the financial position and results of operations and changes in financial position of the Company on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Said statements and schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent during the periods involved.

                 (k) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company or any issuance of options, warrants or other rights to purchase the capital stock of the Company or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or other), net worth, results of operations, business, key personnel or properties of it which would be material to the business or financial condition of the Company, and the Company has not become party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

                 (l) Except as set forth in the Prospectus, there is not now pending nor, to the knowledge of the Company, threatened, any action, suit or proceeding (including those related to environmental matters or discrimination on the basis of age, sex, religion or race) to which the Company is a party before or by any court or governmental agency or body, which, if adversely determined, would result in any material adverse change in the condition (financial or other), business prospects, net worth or properties of the Company; and, except as set forth in the Prospectus, no labor disputes involving the employees of the Company exist which, if adversely determined, would result in any material adverse change in the condition (financial or otherwise), business prospects, net worth or property of the Company.

                 (m) Except as disclosed in the Prospectus, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and there is no tax deficiency which has been or to the knowledge of the Company might be asserted against the Company which has not been adequately reserved for on the Company's balance sheet.

                 (n) The Company has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or the ownership of its property as described in the Prospectus and is in all material respects complying therewith and owns or possesses adequate rights to use all material patents, patent applications, trademarks, mark registrations, copyrights and licenses necessary for the conduct of such business and has not received any notice of conflict with the asserted rights of others in respect thereof. To the best knowledge of the Company, none of the activities or business of the Company is in violation of, or causes the Company to violate, any law, rule, regulation or order of the United States, any state, county or locality, or of any agency or locality, the violation of which would have a material adverse effect upon the condition (financial or otherwise), business prospects, net worth or properties of the Company.

                 (o) The Company has not, directly or indirectly, at any time (i) made any contributions to any candidate for foreign political office, or if made, failed to disclose fully any such contribution made in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company sells or from which the Company buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company, or (iv) except as set forth in the Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                 (p) On the Closing Dates (as defined in Section 2(c)), all transfer or other taxes (including franchise, capital stock or other tax, other than income taxes imposed by any jurisdiction), if any, which are required to be paid in connection with the sale and transfer of the Shares to the Underwriter hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

                 (q) All contracts and other documents of the Company which are, under the Rules and Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

                 (r) The Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares or to facilitate the sale or resale of the Shares.

                 (s)      The Company has no subsidiaries.

                 (t) Except for this Agreement and other agreements with you, the Company has not entered into any agreement pursuant to which any person is entitled either directly or indirectly to compensation from the Company for services as a finder in connection with the proposed public offering.

                 (u) The Company's Common Stock is registered with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                 (v) The Company is not in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject which violation would have a material adverse effect on the financial condition, results of operations, business or prospects of the Company.

         2.      Purchase, Delivery and Sale of the Shares.

                 (a) Subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company agrees to issue and sell to you, and you agree to buy from the Company at $______ per Share at the place and time hereinafter specified, the number of Shares set forth opposite your name in Schedule I hereto (the "Firm Shares").

                          Delivery of the Firm Shares against payment therefor
shall take place at the offices of H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620 (or at such other place as may be designated by agreement between you and the Company) at 9:30 a.m. New York time on ______________, 1997, or at such other time and date, not later than three business days thereafter (or four business days if the Registration Statement is declared effective after the close of the business day), as you may designate, such time and date of payment and delivery for the Firm Shares being herein called the "First Closing Date." Time shall be of the essence and delivery at the time and place specified in this subsection (a) is a further condition to your obligations hereunder.

                 (b) In addition, subject to the terms and conditions of this Agreement, and upon the basis of the representations, warranties and agreements herein contained, the Company hereby grants you an option to purchase all or any part of an aggregate of 240,000 additional Shares at the same price per Share as you shall pay for the Shares being sold pursuant to the provisions of subsection (a) of this Section 2 (such additional Shares being referred to herein as the "Option Shares"). This option may be exercised on one occasion within 30 business days after the Effective Date upon notice by you to the Company advising it as to the amount of Option Shares as to which the option is being exercised, the names and denominations in which the certificates for such Option Shares are to be registered and the time and date when such certificates are to be delivered. Such time and date shall be determined by you but shall not be earlier than four and not later than ten full business days after the exercise of said option, nor in any event prior to the First Closing Date, and such time and date is referred to herein as the "Option Closing Date." Delivery of the Option Shares against payment therefor shall take place at the offices of H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620. Time shall be of the essence and delivery at the time and place specified in this subsection (b) is a further condition to your obligations hereunder.

                          The Option granted hereunder may be exercised only to
cover over-allotments in the sale by you of Firm Shares referred to in subsection (a) above.

                 (c) The Company will make the certificates for the Shares to be purchased by you hereunder available to you for checking at least one full business day prior to the First Closing Date or the Option Closing Date (which are collectively referred to herein as the "Closing Dates" and individually as a "Closing Date"), as the case may be. The certificates shall be in such names and denominations as you may request, at least two full business days prior to the relevant Closing Dates. Time shall be of the essence and the availability of the certificates at the time and place specified in this Agreement is a further condition to your obligations.

                          Definitive engraved certificates in negotiable form
for the Shares to be purchased by you hereunder will be delivered by the Company to you for your account against payment of the purchase price by you, at your option, by certified or bank cashier's checks in New York Clearing House funds or by wire transfer, payable to the order of the Company.

                          In addition, in the event you exercise the option to
purchase from the Company all or any portion of the Option Shares pursuant to the provisions of subsection (b) above, payment for such Option Shares shall be made to or upon the order of the Company by you, at your option, by certified or bank cashier's checks payable in New York Clearing House funds or by wire transfer, at the offices of H.J. Meyers & Co., Inc. at the time and date of delivery of such Option Shares as required by the provisions of subsection (b) above, against receipt of the certificates for such Option Shares by you, registered in such names and in such denominations as you may request.

                          It is understood that you propose to offer the Shares
to be purchased hereunder to the public upon the terms and conditions set forth in the Registration Statement, after the Registration Statement becomes effective.

         3.      Covenants of the Company.

                 The Company covenants and agrees with you that:

                 (a) Company will use its best efforts to cause the Registration Statement to become effective and, upon notification from the Commission that the Registration Statement has become effective, will so advise you and will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you or your counsel shall have reasonably objected in writing or which is not in compliance with the Act and the Rules and Regulations. At any time prior to the completion by you of the distribution of the Shares contemplated hereby (but in no event more than nine months after the Effective Date) the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares.

                          Promptly after you or the Company is advised thereof,
you will advise the Company or the Company will advise you, as the case may be, and confirm the advice in writing, of the receipt of any comments of the Commission, of the effectiveness of any post-effective amendment to the Registration Statement, of the filing of any supplement to the Prospectus or any amended Prospectus, of any request made by the Commission for amendment of the Registration Statement or for supplementing of the Prospectus or for additional information with respect thereto, of the issuance by the Commission or any state or regulatory body of any stop orders or other order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering in any jurisdiction, or the institution of any proceedings for any of such purposes, and will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting thereof.

                          The Company has caused to be delivered to you copies
of each Preliminary Prospectus, and the Company has consented and hereby consents to the use of such copies for the purposes permitted by the Act. The Company authorizes you and selected dealers to use the Prospectus in connection with the sale of the Shares for such period not to exceed nine months from the Effective Date as in the reasonable opinion of counsel for you the use thereof is required to comply with the applicable provisions of the Act and the Rules and Regulations. In case of the happening, at any time within such period as a Prospectus is required under the Act to be delivered in connection with sales by an underwriter or dealer, of any event of which the Company has knowledge and which materially affects the Company or the Shares, or which in the opinion of counsel for the Company or counsel for you should be set forth in an amendment to the Registration Statement or a supplement to the Prospectus in order to make the statements therein not then misleading, in light of the circumstances existing at the time the Prospectus is required to be delivered to a purchaser of the Shares, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Act or with the Rules and Regulations, the Company will notify you promptly and forthwith prepare and furnish to you copies of such amended Prospectus or of such supplement to be attached to the Prospectus, in such quantities as you may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material facts necessary in order to make the statements in the Prospectus, in the light of the circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Registration Statement or amended Prospectus or supplement to be attached to the Prospectus shall be without expense to the Underwriter, except that in case you are required, in connection with the sale of the Shares, to deliver a Prospectus nine months or more after the Effective Date, the Company will upon request of and at your expense, amend or supplement the Registration Statement and Prospectus and furnish you with reasonable quantities of prospectuses complying with Section 10(a)(3) of the Act.

                 (b) The Company will comply with the Act, the Rules and Regulations and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder in connection with the offering and issuance of the Shares.

                          The Company will use its best efforts to qualify or
register the Shares for sale under the securities or "blue sky" laws of such jurisdictions as you may have designated in writing prior to the execution hereof and will make such applications and furnish such information to counsel for you as may be required for that purpose and to comply with such laws, provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to execute a general consent to service process in any jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as you may reasonably request. Legal fees for such qualifications shall be itemized based on the time expended and costs incurred, shall be reasonable and shall not in any event exceed [$35,000.00], exclusive of filing fees (unless otherwise agreed).

                 (c) The Company will instruct its transfer agent to provide you with copies of the Depository Trust Company stock transfer sheets on a weekly basis for a period of six months from the First Closing Date and on a monthly basis thereafter for six additional months.

                 (d) For so long as the Company is a reporting company under either Section 12(g), 13 or 15(d) of the Exchange Act, the Company, at its expense, will furnish to its shareholders an annual report (including financial statements audited by independent public accountants), in reasonable detail and at its expense, will furnish to you during the period ending five years from the date hereof, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income, stockholders, equity and cash flows of the Company and any subsidiaries as at the end of such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all non- confidential reports and financial statements furnished to or filed with the Commission; and (iv) such other information of a public nature as you may from time to time reasonably request.

                 (e) In the event the Company has an active subsidiary or subsidiaries, such financial statements referred to in subsection (e) above will be on a consolidated basis to the extent the accounts of the Company and its subsidiary or subsidiaries are consolidated in reports furnished to its stockholders generally.

                 (f) The Company will deliver to you at or before the First Closing Date one signed copy of the Registration Statement including all financial statements and exhibits filed therewith, and of all amendments thereto. The Company will deliver to or upon your order, from time to time until the Effective Date as many copies of any Preliminary Prospectus filed with the Commission prior to the Effective Date as the Underwriter may reasonably request. The Company will deliver to you on the Effective Date and thereafter for so long as a Prospectus is required to be delivered under the Act, from time to time, as many copies of the Prospectus, in final form, or as thereafter amended or supplemented, as you may from time to time reasonably request.

                 (g) The Company will make generally available to its security holders and deliver to you as soon as it is practicable to do so, but in no event later than 90 days after the end of 12 months after its current fiscal quarter, an earnings statement (which need not be audited) covering a period of at least 12 consecutive months beginning after the Effective Date which shall satisfy the requirements of Section 11(a) of the Act.

                 (h) The Company will apply the net proceeds from the sale of the Shares substantially for the purposes set forth under "Use of Proceeds" in the Prospectus, and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required pursuant to Rule 463 of the Rules and Regulations.

                 (i) The Company will, promptly upon your request, prepare and file with the Commission any amendments or supplements to the Registration Statement, preliminary Prospectus or Prospectus and take any other action, which in the opinion of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you may be reasonably necessary or advisable in connection with the distribution of the Shares and will use its best efforts to cause the same to become effective as promptly as possible.

                 (j) Prior to the Effective Date, the Company will use its best efforts to cause all the Directors and officers of the Company to enter into a written agreement with you, which, among other things, shall provide that for a period of 13 months following the closing date of the offering, such Directors and officers will not sell, assign, hypothecate or pledge any of the shares of Common Stock of the Company owned by them on the Effective Date, or subsequently acquired by the exercise of any options or warrants or conversion of any convertible security of the Company held by them on the Effective Date directly or indirectly, except with your prior written consent and such Directors and officers will permit all certificates evidencing those shares to be stamped with an appropriate restrictive legend, and will cause the transfer agent for the Company to note such restrictions on the transfer books and records of the Company.

                 (k) The Company shall, upon the initial filing of the Registration Statement, make all filings required to obtain approval for the quotation of the Shares on the Nasdaq Smallcap Market ("NASDAQ") and will use its best efforts to effect and maintain the aforesaid approval for at least five (5) years from the date of this Agreement. Within ten (10) business days after the Effective Date, the Company shall cause the Company to be listed in the Standard & Poor's Corporate Records and cause such listing to be maintained for five years from the date of this Agreement.

                 (l) The Company represents that it has not taken, and agrees that it will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Shares or to facilitate the sale or resale the Shares.

                 (m) During the period of the offering, and for a period of twelve (12) months from the Effective Date, the Company will not sell or otherwise dispose of any securities of the Company (except for shares of Common Stock issuable upon exercise of options or warrants or conversion of convertible securities outstanding on the Effective Date or upon exercise of options granted or the grant of options under said plan less any options to purchase shares granted prior to the Effective Date, pursuant to the Company's Stock Option Plans) without your prior written consent, which consent shall not be unreasonably withheld. For a period of twenty-four (24) months from the Effective Date, the Company will not issue, sell or otherwise dispose of any securities of the Company pursuant to Regulation S under the Act without your prior written consent.

                 (n) Prior to the filing of the Registration Statement, the Company shall retain a public relations firm acceptable to you, and shall continue to retain such firm, or any alternate firm acceptable to you, for a minimum period of two (2) years.

                 (o) The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon exercise of the Underwriter's Warrant outstanding from time to time.

                 (p) The Company shall deliver to you, at the Company's expense, three (3) bound volumes in form and content acceptable to you, containing the Registration Statement and all exhibits filed therewith, and all amendments thereto, and all other material correspondence, filings, certificates and other documents filed and/or delivered in connection with this offering. The Company shall use its best efforts to deliver such volumes with one hundred eighty (180) days of the First Closing Date.

                 (q) For a period of thirty-six (36) months from the First Closing Date, the Company shall allow an observer designated by the Underwriter and acceptable to the Company, to receive notice of and to attend all meetings of the Board of Directors of the Company. Such observer shall have no voting rights and may be excluded from an executive session of the Board of Directors for confidential matters, such observer shall be reimbursed for all out-of-pocket expenses incurred in attending such meetings. The Company shall hold at least nine (9) meetings per year and the observer will be indemnified by the Company against any claims arising out of his participation at Board meetings. In addition, for a period of thirty-six (36) months from the closing of the offering, the Underwriter shall have the right to designate two members of the Board of Directors provided that the designees are acceptable to the Company. Such members shall be entitled to the same compensation, reimbursements and indemnification as other members of the Company's Board of Directors.

                 (r) For a period of thirty-six (36) months from the First Closing Date, the Company shall not (i) implement a "poison pill" or other device designed to prevent a hostile takeover of the Company, (ii) increase the size of the Company's Board of Directors, without the approval of those members of the Company's Board of Directors who are not employees of the Company or
(iii) increase the compensation of or introduce severance packages for, its Directors and officers, without the consent of the Compensation Committee of the Company's Board of Directors.

         4.      Conditions of Obligations of H.J. Meyers & Co., Inc.

                 Your obligations to purchase and pay for the Shares which you have agreed to purchase hereunder are subject to the accuracy (as of the date hereof, and as of the Closing Dates) of and compliance with the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following conditions:

                 (a) The Registration Statement shall have become effective and you shall have received notice thereof not later than 10:00 a.m., New York time, on the date of this Agreement, or at such later time or on such later date as to which you may Agree in writing; on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that or any similar purpose shall have been instituted or shall be pending or, to the knowledge of any Underwriter or to the knowledge of the Company, shall be contemplated by the Commission; any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you; and no stop order shall be in effect denying or suspending effectiveness of the

Registration Statement nor shall any stop order proceedings with respect thereto be instituted or pending or threatened under the Act.

                 (b) At the First Closing Date, you shall have received the opinion, dated as of the First Closing Date, of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, in form and substance reasonably satisfactory to counsel for you, to the effect that:

                          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified or licensed to do business as a foreign corporation in good standing in each other jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to so qualify will not have a material adverse effect in the business, properties or financial condition of the Company;

                          (ii) the authorized capitalization of the Company as of the date of the Prospectus was as set forth in the Prospectus; all of the shares of the Company's outstanding stock requiring authorization for issuance by the Company's Board of Directors have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; the outstanding shares of Common Stock of the Company to such counsels knowledge, have not been issued in violation of the preemptive rights of any stockholder and the stockholders of the Company do not have any preemptive rights or other rights to subscribe for or to purchase; except for the transfer restrictions regarding "affiliates" contained in Rule 144 promulgated under the Act, there are no restrictions upon the voting or transfer of, any of the Shares; the Common Stock and the Underwriter's Warrant conform in all material respects to the respective descriptions thereof contained in the Prospectus; the Shares to be issued as contemplated in the Registration Statement and this Agreement have been duly authorized and, when paid, will be validly issued, fully paid and non-assessable and free of preemptive rights contained in the Company's certificate of incorporation or By-laws, or any other document, instrument or agreement known to counsel; a sufficient number of shares of Common Stock has been reserved for issuance upon exercise of the Underwriter's Warrant; to such counsels knowledge, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any registration rights or other rights, other than those contemplated by the Underwriter's Warrant or which have been waived or satisfied, for or relating to the registration of the Shares;

                          (iii) this Agreement and the Underwriter's Warrant (sometimes hereinafter collectively referred to as the "Underwriter Agreements") have been duly and validly authorized, executed and delivered by the Company, and assuming due execution and delivery of this Agreement by you, such agreements are, or when duly executed will be, the valid and legally binding obligations of the Company except as enforceability may be limited by bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors, or by general equitable principles; provided that no opinion need be expressed as to the enforceability of the indemnity provisions contained in Section 6 or the contribution provisions contained in Section 7 of this Agreement;

                          (iv) the certificates evidencing the Shares are in valid and proper legal form; the Underwriter's Warrant will be exercisable for shares of Common Stock of the Company in accordance with the terms of the Underwriter's Warrant and at the prices therein provided for; the shares of Common Stock of the Company issuable upon exercise of the Underwriter's Warrant have been duly authorized and reserved for issuance upon such exercise, and such shares, when issued upon such exercise in accordance with the terms of the Underwriter's Warrant and when the price is paid shall be fully paid and non-assessable;

                          (v)     Such counsel knows of no pending or
         threatened legal or governmental proceedings to which the Company is a party which are required to be described or referred to in the Registration Statement which are not so described or referred to;

                          (vi) The execution and delivery of this Agreement and the Underwriter's Warrant and the incurrence of the obligations herein and therein set forth and the consummation of the transactions herein or therein contemplated will not result in a violation of, or constitute a default under, the certificate or articles of incorporation or By-laws of the Company, or in a violation of or default under any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any of the material contracts, indentures, mortgages, loan agreements, leases, joint ventures or other agreements or instruments to which the Company is a party that are filed as Exhibits to the Registration Statement or otherwise known to counsel;

                          (vii) Based upon a telephone conversation from a member of the Staff of the Commission, the Registration Statement has become effective under the Act, and to such counsels knowledge, no stop order suspending the effectiveness of the Registration Statement is in effect, no proceedings for that purpose have been instituted or are pending before, or threatened by, the Commission and the Registration Statement and the Prospectus (except, in the case of both the Registration Statement and any Amendment thereto, and the Prospectus and any supplement thereto for the financial statements and notes and schedules thereto, and other financial information or statistical data contained therein, or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                          (viii)  All descriptions in the Registration
         Statement and the Prospectus, and any amendment or supplement thereto, of contracts and other documents are accurate and fairly present the information required to be shown, and such counsel is familiar with all contracts and other documents referred to in the Registration Statement and the Prospectus and any such amendment or supplement, or filed as exhibits to the Registration Statement, and such counsel does not know of any contracts or documents of a character required to be summarized or described therein or to be filed as exhibits thereto which are not so summarized, described or filed;

                          (ix) No authorization, approval, consent or license of any governmental or regulatory authority or agency is necessary in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company, in connection with the execution, delivery and performance of this Agreement or the Underwriter's Warrant by the Company or in connection with the taking of any action contemplated herein or therein, or the issuance of the Underwriter's Warrant or the Shares underlying the Underwriter's Warrant, other than registration or qualification of the Shares under applicable state or foreign securities or blue sky laws (as to which such counsel need express no opinion) and registration under the Act; and

                          (x) The statements in the Registration Statement under the caption "Description of Capital Stock," to the extent that such statements constitute a matter of law or legal conclusion have been reviewed by such counsel and are correct in all material respects; and

                          Such counsel has participated in the preparation of
the Registration Statement and the Prospectus and although such counsel has not reviewed the accuracy or completeness of the statements contained in the Registration Statement or Prospectus nothing has come to the attention of such counsel that caused such counsel to have reason to believe that the Registration Statement or any amendment thereto at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any supplement thereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make statements therein in light of the circumstances under which they were made not misleading (except, in the case of both the Registration Statement and any amendment thereto and the Prospectus and any supplement thereto, for the financial statements, notes and schedules thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion);

                          In rendering such opinion, such counsel may rely upon
certificates of any officer of the Company or public officials as to matters of fact; and in rendering such opinion may either (i) rely as to all matters of law other than the law of the United States or of the State of California upon opinions of counsel satisfactory to you, in which case the opinion shall state that they have no reason to believe that you and they are not entitled to so rely or (ii) assume that the laws of any state other than the State of California are identical to the laws of the State of California, in rendering such opinion.

                 (c) All corporate proceedings and other legal matters relating to this Agreement, the Registration Statement, the Prospectus, and other related matters shall be reasonably satisfactory to or approved by Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you, and you shall have received from such counsel a signed opinion, dated as of the First Closing Date, with respect to the validity of the issuance of the Shares, the form of the Registration Statement and Prospectus (other than the financial statements and other financial data contained therein), the execution of this Agreement and other related matters as you may reasonably require. The Company shall have furnished to counsel for you such documents as they may reasonably request for the purpose of enabling them to render such opinion.

                 (d) You shall have received a letter on and as of the Effective Date and again on and as of the First Closing Date, in each instance describing procedures carried out to a date within five (5) days of the date of the letter, from Ernst & Young LLP, independent public accountants for the Company, substantially in the form approved by you.

                 (e) At each of the Closing Dates, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date, and the Company shall have performed all of its obligations hereunder and satisfied all the conditions on its part to be satisfied at or prior to such Closing Date;
(ii) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all statements which are required to be stated therein in accordance with the Act and the Rules and Regulations, and shall in all material respects conform to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; (iii) there shall have been, since the respective dates as of which information is given, no material adverse change in the business, properties, condition (financial or otherwise), results of operations, capital stock, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement and the Prospectus, except changes which the Registration Statement and Prospectus indicate might occur after the Effective Date and the Company shall not have incurred any material liabilities nor entered into any agreement not in the ordinary course of business other than as referred to in the Registration Statement and Prospectus; and (iv) except as set forth in the Prospectus, no action, suit or proceeding at law shall be pending or threatened against the Company which would be required to be disclosed in the Registration Statement, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, condition (financial or otherwise), results of operations or general affairs of the Company. In addition, you shall have received, at the First Closing Date, a certificate signed by the President and the principal financial or accounting officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection (e).

                 (f) At the First Closing Date, you shall have received from the Company written evidence of the agreement of Curtis Faith to vote his shares for the representatives' designees to the Company's Board of Directors as described in the Prospectus.

                 (g) Upon exercise of the option provided for in Section 2(b) hereof, your obligations to purchase and pay for the Option Shares referred to therein will be subject (as of the date hereof and as of the Option Closing Date) to the following additional conditions:

                          (i) The Registration Statement shall remain effective at the Option Closing Date, no stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been instituted or shall be pending, or, to your knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any reasonable request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you.

                          (ii) At the Option Closing Date there shall have been delivered to you the signed opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated as of the Option Closing Date, in form and substance reasonably satisfactory to Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you, which opinion shall be substantially the same in scope and substance as the opinion furnished to you at the First Closing Date pursuant to Section 4(b) hereof, except that such opinion, where appropriate, shall cover the Option Shares rather than the Firm Shares. If the First Closing Date is the same as the Option Closing Date, such opinions may be combined.

                          (iii) At the Option Closing Date, there shall have been delivered to you a certificate of the President and the Chairman of the Board of the Company dated the Option Closing Date, in form and substance reasonably satisfactory to Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you, substantially the same in scope and substance as the certificate furnished to you at the First Closing Date pursuant to Section 4(e) hereof.

                          (iv) At the Option Closing Date, there shall have been delivered to you a letter in form and substance satisfactory to you from Ernst & Young LLP, dated the Option Closing Date and addressed to you, confirming the information in their letter referred to in Section 4(d) hereof as of the date thereof and stating that, without any additional investigation required, nothing has come to their attention during the period from the ending date of their review referred to in said letter to a date not more than five (5) days prior to the Option Closing Date which would require any change in said letter if it were required to be dated the Option Closing Date.

                          (v) All proceedings taken at or prior to the Option Closing Date in connection with the sale and issuance of the Option Shares shall be reasonably satisfactory in form and substance to you, and you and Freshman, Marantz, Orlanski, Cooper & Klein, counsel to you, shall have been furnished with all such documents and certificates as you may request in connection with this transaction in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company or its compliance with any of the covenants or conditions contained therein.

                 (g) If any of the conditions herein provided for in this Section shall not have been completely fulfilled as of the date indicated, this Agreement and all obligations of the Underwriter under this Agreement may be canceled at, or at any time prior to, each Closing Date by your notifying the Company of such cancellation in writing or by telegram at or prior to the applicable Closing Date. Any such cancellation shall be without liability of any Underwriter to the Company, except as otherwise provided herein.

         5.      Conditions of the Obligations of the Company.

                 The obligation of the Company to sell and deliver the Shares is subject to the following conditions:

                 (a) The Registration Statement shall have become effective not later than 9:00 a.m. New York time, on the date of this Agreement, or on such later date or time as you and the Company may agree in writing.

                 (b) on the Closing Dates, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or any proceedings therefor initiated or threatened by the Commission.

                 If the conditions to the obligations of the Company provided for in this Section have been fulfilled on the First Closing Date but are not fulfilled after the First Closing Date and prior to the Option Closing Date, then only the obligation of the Company to sell and deliver the Option Shares on exercise of the option provided for in Section 2(b) hereof shall be affected.

         6.      Indemnification.

                 (a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys, fees), to which you or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment thereof or supplement thereto, (B) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, or any supplement thereto, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you specifically for use in the preparation of the Registration Statement or any such amendment or supplement thereof or any such Blue Sky Application or any such Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto and provided further, that the indemnity agreement provided in this Section 6(b) with respect to any preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder. This indemnity will be in addition to any liability which the Company may otherwise have.

                 (b) You agree to indemnify and hold harmless the Company, each of its directors, each nominee (if any) for director named in the Prospectus, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company, within the meaning of the Act, from and against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, shall include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys, fees) to which the Company or any such director, nominee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged untrue statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company through you specifically for use in preparation thereof. This indemnity agreement will be in addition to any liability which you may otherwise have.

                 (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify in writing the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is any Underwriter or a person who controls any Underwriter within the meaning of the Act, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party, and in your judgment, upon advice of counsel, it is advisable for such Underwriter or controlling persons to be represented by separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld.

         7.      Contribution.

                 In order to provide for just and equitable contribution under the Act in any case in which (i) the indemnified party makes claims for indemnification pursuant to Section 6 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that the express provisions of Section 6 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of you, then the Company and each person who controls the Company, in the aggregate, and you shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) in either such case (after contribution from others) in such proportions that such Underwriter is responsible in the aggregate for that portion of such losses, claims, damages or liabilities represented by the percentage that the underwriting discount per Share appearing on the cover page of the Prospectus bears to the public offering price per Share appearing thereon, and the Company shall be responsible for the remaining portion, provided, however, that if such allocation is not permitted by applicable law, then the relative fault of the Company and you and controlling persons, in the aggregate, in connection with the statements or omissions which resulted in such damages and other relevant equitable considerations shall also be considered. The relative fault shall be determined by reference to, among other things, whether in the case of an untrue statement of a material fact or the omission to state a material fact, such statement or omission relates to information supplied by the Company or you, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree (a) that it would not be just and equitable if the respective obligations of the Company and you to contribute pursuant to this Section 7 were to be determined by pro rata or per capita allocation of the aggregate damages (even if the Underwriter has to be treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7 and (b) that the contribution of any Underwriter shall not be in excess of its proportionate share of the portion of such losses, claims, damages or liabilities for which you are responsible. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. As used in this paragraph, the word "Company" within the meaning of Section 15 of the Act. Your obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting obligations and not joint. If the full amount of the contribution specified in this paragraph is not permitted by law, then you and each person who controls you shall be entitled to contribution from the Company to the full extent permitted by law. The foregoing contribution agreement shall in no way affect the contribution liabilities of any persons having liability under
Section 11 of the Act other than the Company and you. No contribution shall be requested with regard to the settlement of any matter from any party who did not consent to the settlement; provided, however, that such consent shall not be unreasonably withheld.

         8.      Costs and Expenses.

                 (a) Whether or not this Agreement becomes effective or the sale of the Shares to you is consummated, the Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company and of the Company's accountants; the costs and expenses incident to the preparation, printing, filing and distribution under the Act of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus and the Prospectus, as amended or supplemented, the fee of the National Association of Securities Dealers, Inc. ("NASD") in connection with the filing required by the NASD relating to the offering of the Shares contemplated hereby; all expenses, including reasonable fees (but not in excess of the amount set forth in Section 3(b)) and disbursements of counsel to you, in connection with the qualification of the Shares under the State Securities or Blue Sky Laws which you shall designate; the cost of printing and furnishing to you copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, this Agreement, the Warrant Agreement and the Blue Sky Memorandum; the cost of printing the certificates representing the Shares, the expenses of Company due diligence meetings and presentations, (but not of you or your counsel in connection therewith) and the expense (which shall not exceed [$10,000]) of placing one or more "tombstone" advertisements as directed by you. The Company and shall pay any and all taxes (including any transfer, franchise, capital stock or other tax imposed by any jurisdiction) on sales to you hereunder. The Company will also pay all costs and expenses incident to the furnishing of any amended Prospectus or of any supplement to be attached to the Prospectus as called for in Section 3(a) of this Agreement except as otherwise set forth in said Section.

                 (b) In addition to the foregoing expenses, the Company shall at the First Closing Date pay to you the balance of a non- accountable expense allowance 3% of the gross proceeds of the offering, of which $[15,000] has been paid. In the event the over-allotment option is exercised in part or in full, the Company shall pay to you at the Option Closing Date an additional amount equal to 3% of the gross proceeds received upon exercise of the overallotment option. In the event the transactions contemplated hereby are not consummated for any reason, the Company shall be liable for your actual accountable out-of-pocket expenses (with credit given to the $[15,000] paid), including legal fees, provided however, that any portion of the $[15,000] paid by the Company that has not been utilized by you in connection with the offering on an accountable basis shall be refunded by you to the Company; and further provided that if the contemplated transactions are not consummated by reason of breach by the Company of this Agreement or of any representation, warranty, covenant or condition contained herein, the Company shall be liable for your accountable out-of-pocket expenses.

                 (c) No person is entitled either directly or indirectly to compensation from the Company, from any Underwriter or from any other person for services as a finder in connection with the proposed offering, and the Company agrees to indemnify and hold harmless you, and you agree to indemnify and hold harmless, the Company from and against any losses, claims, damages or liabilities, (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the indemnified party may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the claim of any person (other than an employee of the party claiming indemnity) or entity that he or it is entitled to a finder's fee in connection wit the proposed offering by reason of such person's or entity's influence or prior contact with the indemnifying party.

         9.      Effective Date.

                 The Agreement shall become effective upon its execution, except that you may, at your option, delay its effectiveness until the earlier to occur of 10:00 A.M., New York time on the first full business day following the Effective Date as you in your discretion shall first commence the public offering by you of any of the Shares. The time of the public offering shall mean the time of release by you of the first newspaper advertisement with respect to the Shares, or the time when the Shares are first generally offered by you to dealers by letter or telecopier, whichever shall first occur. This Agreement may be terminated by you at any time before it becomes effective as provided above, except that Sections 3(c), 6, 7, 8, 12, 13, 14 and 15 shall remain in effect notwithstanding such termination.

         10.     Termination.

                 (a) This Agreement, except for Sections 3(c), 6, 7, 8, 12, 13, 14 and 15, may be terminated at any time prior to the First Closing Date, and the option referred to in Section 2(b), if exercised, may be canceled, at any time prior to the Option Closing Date, by you if in your judgment it is impracticable to offer for sale or to enforce contracts made by you for the resale of the Shares agreed to be purchased hereunder, by reason of
(i) the Company having sustained a material loss, whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (ii) trading in securities on the New York Stock Exchange or the American Stock Exchange having been suspended or limited, (iii) material governmental restrictions having been imposed on trading in securities generally which are not in force and effect on the date hereof, (iv) a banking moratorium having been declared by federal of New York State authorities, (v) an outbreak of major international hostilities or other national or international calamity having occurred, (vi) the passage by the Congress of the United States or by any state legislative body of similar impact, of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is reasonably believed likely by you to have a material adverse impact on the business, financial condition or financial statements of the Company, (vii) any material adverse change in the financial or securities markets beyond normal fluctuations in the United States having occurred since the date of this Agreement, or (viii) any material adverse change having occurred, since the respective dates for which information is given in the Registration Statement and Prospectus, in the earnings, business, prospects or general condition of the Company, financial or otherwise, whether or not arising in the ordinary course of business.

                 (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10 or in
Section 9, the Company shall be promptly notified by you, by telephone or facsimile transmission, confirmed by letter.

         11.     Underwriter's Warrant.

                 On the First Closing Date, the Company will issue to you, for a consideration of $5.00 and upon the terms and conditions set forth in the form of Underwriter's Warrant annexed as an exhibit to the Registration Statement, an Underwriter's Warrant to purchase 160,000 Shares. In the event of conflict in the terms of this Agreement and the Underwriter's Warrant, the language of the Underwriter's Warrant shall control.




         12.     Representations, Warranties and Agreements to Survive
Delivery.

                 The respective indemnities, agreements, representations, warranties and other statements of the Company and you, set forth in or made pursuant to this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of you, the Company or any of its officers or directors or any controlling persons and will survive delivery of and payment for the Shares and the termination of this Agreement.

         13.     Notice.

                 All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to you, will be mailed, delivered or telecopied and confirmed to it at H.J. Meyers & Co., Inc., 1895 Mt. Hope Avenue, Rochester, New York 14620-4596, with a copy sent to Thomas J. Poletti, Esq. at Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8th Floor East, Beverly Hills, California 90212-3480, or if sent to the Company, will be mailed, delivered, or facsimiled and confirmed to Curtis Faith of Borealis Technology Corporation, 4070 Silver Sage Drive, Carson City, Nevada 89701, with copy sent to Steven E. Bochner, Esq. of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050.

         14.     Parties in Interest.

                 The Agreement herein set forth is made solely for your benefit, the Company and, to the extent expressed, the Existing Shareholders, any person controlling the Company, or you, and directors of the Company, nominees for directors of the Company (if any) named in the Prospectus, the officers of the Company who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire for have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from you of the Shares.

         15.     Applicable Law.

                 This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within New York.

                 If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement, whereupon it will become a binding agreement between the Company and you in accordance with its terms.



                                       Very truly yours,

                                       Borealis Technology Corporation



Dated:  _____________, 1997            By:________________________________
                                          Name:
                                          Title:


         The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written. H.J. Meyers & Co., Inc.



Dated:  _____________, 1997            By:________________________________
                                          Authorized Officer

                                   SCHEDULE I


                 Underwriting Agreement dated ___________, 1997


                                                       Number of Firm
                                                           Shares
Underwriter                                            to be Purchased
                                                       ---------------
H.J. Meyers & Co., Inc.                                    1,600,000





                                       24